UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2007

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
DECEMBER 27, 2007
INDEX
		Page

SECTION 3	SECURITIES AND TRADING MARKETS	3

Item 3.02	Unregistered Sales of Equity Securities	3

SECTION 8	OTHER EVENTS	3

Item 8.01	Other Events	3

SIGNATURES		4

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On December 27, 2007, LaPolla Industries, Inc. (“LaPolla”) sold to Richard Kurtz, its Chairman of the Board and principal stockholder, an aggregate of 5,490,001 shares of restricted common stock, par value $.01, at a price of $.43 per share (the then closing price on the NASDAQ over-the-counter bulletin board) in a private transaction in reliance on Section 4(2) of the Securities Exchange Act of 1933, as amended, in exchange for cancellation of an aggregate of $2,360,700.27 of indebtedness owed by LaPolla to Mr. Kurtz.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events

Pursuant to a Revolving Credit and Term Loan Agreement dated February 21, 2007, as amended, ComVest Capital LLC (“ComVest”) is the holder of a Convertible Term Note and certain Warrants of LaPolla, which among other things, contain ant-dilution provisions. LaPolla notified Comvest upon consummation of the transaction described in Section 3, Item 3.02 above and provided a calculation of anti-dilution adjustments to the conversion price under the existing Convertible Term Note and to the exercise prices of the Warrants issued to ComVest.

The resulting revised conversion and exercise prices are as follows:

1.	Convertible Term Note conversion price changed from $.80 per share to $.77 per share.

2.	Warrant exercise prices are changed as follows:

A.	CV-1 for 500,000 shares from $.63 to $.61 per share.
B.	CV-2-A for 250,000 shares from $.63 to $.61 per share.
C.	CV-2-B for 250,000 shares from $.77 to $.74 per share.
D.	CV-3 for 500,000 shares from $.77 to $.74 per share.
E.	CV-4 for 250,000 shares from $.55 to $.54 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2008	LAPOLLA INDUSTRIES, INC.

/s/ Michael T. Adams, EVP

Michael T. Adams
Executive Vice President